Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2011, with respect to the consolidated financial statements of Allied Production Services, Inc. and Subsidiaries, included in the Registration Statement on Form S-1 and related Prospectus of Forum Energy Technologies, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

August 31, 2011